REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT, dated the 14th day of September 1999, is by and among UNIDIGITAL INC., a Delaware corporation (the "Holding Company"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY ("MMLIC"), C.M. LIFE INSURANCE COMPANY ("CMLIC"), MASSMUTUAL CORPORATE INVESTORS ("MMCI"), MASSMUTUAL PARTICIPATION INVESTORS ("MMPI"), and MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED ("MMCVP") (MMLIC, CMLIC, MMCI, MMPI and MMCVP are collectively referred to herein as the "MassMutual Investors" and each as a "MassMutual Investor"). Certain other terms are defined in section 1.

     The MassMutual Investors have agreed to acquire certain securities from the Holding Company and its Subsidiaries pursuant to the Securities Purchase Agreements. In consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, and in order to induce the MassMutual Investors to purchase such securities, the parties hereby agree as follows:

1.   Certain Definitions.  Capitalized  terms  used  in this  Agreement  without
     -------------------
definition have the respective meanings ascribed hereto in the Securities Purchase Agreements. In addition, the following terms have the following respective meanings:

          "Indemnified Person" shall have the meaning specified in section 2.5.
           ----------- ------

          "qualification"  or  "compliance"  shall  mean  the  qualification  or
           -------------        ----------
     compliance of all Registrable Shares included in any registration pursuant to section 2 under all applicable blue sky or other applicable securities laws.

          "register", "registered" and "registration" as used in section 2 refer
           --------    ----------       ------------
     to a registration effected by filing a registration statement in compliance with the Securities Act to permit the sale and disposition of the Registrable Shares and any amendment filed or required to be filed to permit any such disposition.

          "Registrable Shares" shall mean any Warrant Shares, except that, as to
           ----------- ------
     any particular Registrable Shares, such securities, once issued, will cease to be Registrable Shares when (a) a registration statement covering such
                                     -
     securities has been declared effective and such securities have been disposed of pursuant to an effective registration statement or (b) such
                                                                         -
     securities have been sold to the public


                                 Exhibit 4.3(c)
                                 --------------
          without registration in accordance with Rule 144 (or any similar provisions then in force) under the Securities Act. A Person shall be deemed a "holder" of Registrable Shares for purposes of this Agreement if such Person is the holder of a Warrant or Warrant Shares.

               "Registration   Expenses"  shall  mean  all  fees,  expenses  and
                ------------   --------
          disbursements related to any registration, qualification or compliance pursuant to section 2, including, without limitation, all registration, filing, rating and listing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel (including, without limitation, the reasonable fees, expenses and disbursements of one counsel for the holder or holders of the Registrable Shares), and expenses of any special audits incidental to or required by any registration, qualification or compliance, except that Registration Expenses shall not include any underwriters' discounts or commissions attributable to any Registrable Shares registered and sold pursuant to any such registration.

               "Required  Institutional  Investors" shall mean, at any date, the
                --------  -------------  ---------
          holder or holders of at least 66-2/3% in interest of the Registrable Shares then outstanding.

               "Securities   Purchase  Agreements"  shall  mean  the  Securities
                ----------   --------  ----------
          Purchase Agreements dated the date hereof by and among the Holding Company, its Subsidiaries and the institutional investors named therein, as amended, modified or supplemented from time to time.

2.   Registration, etc.
     ------------------

     2.1. Registration on Request.
          -----------------------

          (a) If the Holding Company shall receive from one or more holders of Registrable Shares a written request or requests that the Holding Company effect any registration, qualification and/or compliance of any Registrable Shares held by (or issuable to) such holder or holders, specifying the intended method of offering, sale and distribution, the Holding Company will:

               (i)  promptly give written notice  of the proposed  registration,
          qualification   and/or   compliance   to  each  other  holder  of  any
          Registrable Shares; and

               (ii) as soon as practicable, effect such registration, qualification and/or compliance (including, without limitation, the execution of an undertaking for post-effective amendments, appropriate qualification under applicable blue sky or other applicable securities laws and appropriate compliance with exemptive regulations issued under all applicable


                                 Exhibit 4.3(c)
                                 --------------
          securities laws and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of such amount of Registrable Shares as is specified in a written request or requests, made within 30 days after receipt of such written notice from the Holding Company, by any holder or holders of any Registrable Shares.

          (b) The obligations of the Holding Company under this section 2.1 to effect any such registration, qualification and/or compliance are subject to the following qualifications:

               (i) the Holding Company shall only be obligated to effect one registration pursuant to this section 2.1, provided that if for any
                                                       --------
          reason less than all of the Registrable Shares for which registration has been requested may then be registered, then the holders of the Registrable Shares shall be entitled to an additional registration of Registrable Shares pursuant to this section 2.1;

               (ii) the Holding Company shall not be obligated to effect any registration, qualification or compliance requested pursuant to this section 2.1 prior to August 31, 2000;

               (iii) the Holding Company shall not be obligated to effect any registration or qualification requested pursuant to this section 2.1 unless it shall have been requested to do so by the holder or holders of at least 66-2/3% of the Registrable Shares at the time outstanding;

               (iv) the Holding Company shall not include in any registration, qualification or compliance requested pursuant to this section 2.1 any securities other than Registrable Shares (including, without limitation, those to be issued and sold by the Holding Company), without the prior written consent of holders of a majority of the Registrable Shares to be included in such registration, qualification or compliance;

               (v) the Holding Company shall pay all Registration Expenses related to any registration, qualification and compliance contemplated by this section 2.1; and

               (vi) notwithstanding the foregoing provisions of this section 2, if the Holding Company shall furnish to holders requesting a registration statement pursuant to this section 2, a certificate signed by the President or Chief Executive Officer of the Holding Company stating that, in the good faith judgment of the Board of Directors of the Holding Company, it would

                                 Exhibit 4.3(c)
                                 --------------
          be detrimental to the Holding Company and its stockholders for such registration statement to be filed by reason of a material pending announcement or transaction or series of pending transactions and it is therefore necessary to defer the filing of such registration statement, the Holding Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of such holders; provided that the Holding Company may not utilize this right (A) more than once in any twelve (12) month period or (B) more than twice.

     2.2. Incidental Registration.
          -----------------------

          (a) If the Holding Company at any time or from time to time shall determine to effect the registration, qualification and/or compliance of any of its equity securities (whether in connection with an offering by the Holding Company or others) (otherwise than pursuant to a registration on a form inappropriate for an underwritten public offering or relating solely to securities to be issued in a merger, acquisition of the stock or assets of another entity or in a similar transaction), then, in each such case, the Holding Company will:

               (i) promptly give written notice of the proposed registration, qualification and/or compliance (which shall include a list of the jurisdictions in which the Holding Company intends to register or qualify such securities under the applicable blue sky or other securities laws) to each holder of any Registrable Shares; and

               (ii) include among the securities which it then registers or qualifies all Registrable Shares specified by any holder thereof in a written request or requests, made within 30 days after receipt of such written notice from the Holding Company.

          (b) The obligations of the Holding Company under this section 2.2 are subject to the following qualifications:

               (i) the  Holding  Company  shall  pay all  Registration  Expenses
          related  to  any   registration,   qualification   and/or   compliance
          contemplated by this section 2.2; and

               (ii) if, in connection with any underwritten offering pursuant to this section 2.2, the managing underwriter shall impose a limitation on the number or kind of securities which may be included in any such registration for sale by any Person other than the Holding Company because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution, then the Holding Company shall be

                                 Exhibit 4.3(c)
                                 --------------
          obligated to include in such registration statement, only such limited portion of the Registrable Shares (which may be none) as is determined in good faith by such managing underwriter, provided that if any
                                                           --------
          securities are being offered for the account of any Person other than the Holding Company and the holders of the Registrable Shares, the reduction in the number of Registrable Shares included in such registration or qualification shall not represent a greater percentage of the amount of Registrable Shares originally requested to be registered and sold in such registration than the lowest such percentage reduction imposed upon any other Person.

     2.3. Rule 144 Reporting; S-3 Registration.
          ------------------------------------

          (a) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Holding Company's capital stock to the public without registration, at all times the Holding Company agrees to (i) make and keep public information
                                            -
     available, as those terms are understood and defined in Rule 144 of the Commission under the Securities Act; (ii) use its best efforts to file with
                                           --
     the Commission in a timely manner all reports and other documents required of the Holding Company under the Securities Act and the Exchange Act; and
     (iii)  furnish  to  each  holder  of any  Warrants  and/or  Warrant  Shares
      ---
     forthwith upon request a written statement by the Holding Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Holding Company and such other reports and documents so filed by the Holding Company as any such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any securities without registration.

          (b) In addition to the rights under sections 2.1 and 2.2, so long as the Holding Company is then eligible to file a registration statement on Form S-3 (or any successor form) under the Securities Act, then, upon the written request by any holder or holders of any Registrable Shares, the Holding Company shall use its best efforts to effect the registration (on such Form S-3 (or any successor form)), qualification and compliance of all of the Registrable Shares of the holder making such request. If so requested by any holder or holders of Registrable Shares, the Holding Company shall take such steps as are required to register such Registrable Shares for sale on a delayed or continuous basis under Rule 415 under the Securities Act and to keep such registration effective for such period as is necessary to permit the sale and distribution of the Registrable Shares pursuant thereto. The Holding Company shall not be obligated to effect more than one registration pursuant to this section 2.3 during any period of twelve consecutive months, nor shall it be obligated to effect any registration requested pursuant to this section 2.3 within 180 days after the effective date of any registration in

                                 Exhibit 4.3(c)
                                 --------------
          which the holders of Registrable Shares shall have been permitted to fully participate under section 2.2. The Holding Company shall pay all Registration Expenses related to each such registration, qualification and compliance contemplated by this section 2.3.

          2.4.  Registration  Procedures.  In the  case  of  each  registration,
                ------------------------
     qualification and/or compliance contemplated by this section 2, the Holding Company will keep the holder or holders of Registrable Shares advised in writing as to the initiation of proceedings for such registration, qualification and compliance and as to the completion thereof, and will advise each such holder, upon request, of the progress of such proceedings. In addition, the Holding Company will follow procedures customarily observed by issuers in public offerings, and accord to the holder or holders of Registrable Shares all rights (including, without limitation, the right to perform appropriate "due diligence") customarily accorded to selling stockholders in secondary distributions and to managing underwriters if the transaction in question is or was an underwritten public offering. At the expense of the Holding Company or of the party or parties bearing the expenses of such registration, qualification and compliance, the Holding Company will (a) keep such registration,
                                                  -
     qualification and compliance current and effective by such action as may be necessary or appropriate, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus, for such period (not to exceed 180 days) as is necessary to permit the sale and distribution of the Registrable Shares pursuant thereto, (b) take all necessary action under any applicable blue sky or
                -
     other applicable securities law to permit such sale and/or distribution, all as requested by the holder or holders of Registrable Shares included therein, and comply with applicable requirements of all regulatory entities, provided that the Holding Company shall not be required to so register or qualify the Registrable Shares in any jurisdiction if, solely as a result thereof, the Holding Company must qualify generally to do business therein or consent to general service of process therein, (c)
                                                                              -
     furnish each holder of Registrable Shares included therein such number of registration statements, prospectuses, supplements, amendments, offering circulars and other documents incidental thereto as such holder from time to time may reasonably request, (d) list all Registrable Shares on each
                                        -
     securities exchange on which securities of the same class are then listed and (e) furnish (or cause to be furnished) to each holder of Registrable
          -
     Shares, all undertakings, agreements, certificates, opinions, financial statements and "comfort letters" of the sort customarily provided to selling stockholders in secondary distributions and to the managing underwriters, if the transaction in question is or were an underwritten public offering. In connection with each registration, qualification and/or compliance contemplated by this section 2, the sellers of Registrable Shares shall furnish to the Holding Company such information with respect to themselves and the proposed distribution by them as is necessary to assure compliance with federal and applicable state securities laws.

          2.5. Indemnification.
               ---------------

                                 Exhibit 4.3(c)
                                 --------------

               (a) The Holding Company will indemnify, defend and hold harmless each holder of Registrable Shares included in any registration, qualification and/or compliance contemplated by this section 2 and each underwriter of such securities, and each Person, if any, who controls each such holder and underwriter within the meaning of applicable securities laws, and their respective directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnified Person"), to the fullest extent enforceable under applicable law against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, supplement, amendment, offering circular or other document related to any registration, qualification or compliance or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) of applicable securities laws in connection with any such registration, qualification or compliance, and will reimburse each such Indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating and/or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability, action or violation; provided that the Holding
                                                      --------
          Company will not be liable in any such case to any such Indemnified Person if, but only to the extent that, any such claim, loss, damage, liability, action, violation or expense is finally determined to arise out of or result from any untrue statement in or omission from written information furnished to the Holding Company by an instrument duly executed by such Indemnified Person and stated to be specifically for use therein.

               (b) Each holder of Registrable Shares will, if securities held by such holder are included in a registration, qualification or compliance effected pursuant to this section 2, indemnify, defend and hold harmless the Holding Company, each of its directors and officers who signs the related registration statement, each underwriter of such securities and each Person, if any, who controls the Holding Company or such underwriter within the meaning of applicable securities laws, and their respective directors, officers, employees, agents, advisors and Affiliates, to the fullest extent enforceable under applicable law against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, supplement, amendment, offering circular or other document related to any such registration, qualification or compliance or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holding Company and such directors, officers or Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability or action, in each case to the extent, but

                                 Exhibit 4.3(c)
                                 --------------
          only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in (or omitted from) such registration statement, prospectus, supplement, amendment, offering circular or other document in reliance upon and in conformity with written information furnished to the Holding Company by an instrument duly executed by such holder and stated to be specifically for use therein; provided that the aggregate liability of any such
                            --------
          holder under this section 2.5 (and otherwise in connection with indemnification and/or contribution obligations related to such registration, qualification or compliance) shall be limited to the net sales proceeds actually received by such holder as a result of the sale by it of securities in such registration, qualification or compliance.

               (c) Promptly  after  receipt by an  indemnified  party under this section 2.5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this section 2.5, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party except to the extent the indemnifying party is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this section 2.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected by the indemnifying party; provided that, if the defendants in any such
                                --------
          action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

               (d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which (i) an
                                                                           -
          indemnified party makes a claim for  indemnification  pursuant to this section 2.5 but it is judicially  determined  (by the

                                 Exhibit 4.3(c)
                                 --------------
          entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section 2.5 provides for indemnification in such case, or (ii) contribution under the
                                                  --
          Securities Act may be required on the part of the Holding Company, any selling holder of Registrable Shares, any director and officer of the Holding Company who signs any related registration statement or any controlling person (within the meaning of applicable securities laws) of any of the foregoing Persons in circumstances for which indemnification is provided under this section 2.5; then, and in each such case, the Holding Company and such selling holder of Registrable Shares will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) as is appropriate to reflect the relative fault of the Holding Company and such holder of Registrable Shares in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as the relative benefit received by the Holding Company and such holder of Registrable Shares as a result of the offering in question, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant thereto were to be determined by any method of allocation which does not take into consideration the foregoing equitable considerations; provided that
                                                                   --------
          (x) in any such case no Person guilty of fraudulent  misrepresentation
           -
          (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (y) in no event shall any holder of
                                              -
          Registrable Shares be obligated to make any contribution in excess of the amount specified in section 2.5(b).

          2.6. Restrictions on Other  Agreements.  The Holding Company will  not
               ---------------------------------
     grant any right relating to the registration, qualification or compliance of its securities if the exercise thereof interferes with or is inconsistent with or will delay (or could reasonably be expected to interfere with or be inconsistent with or delay) the exercise and enjoyment of any of the rights granted under this section 2, without the written consent of the Required Institutional Investors, which consent may be given or withheld in the sole discretion of such holders, and the Holding Company has not heretofore granted any such right. The Holding Company will not permit any of its Subsidiaries to effect, or to grant any right relating to, the registration of its securities.

3.   Notices. All  communications  provided for herein shall be  in writing  and
     -------
sent (a) by  telecopy if the sender on the same day sends a  confirming  copy of
      -
such communication by a recognized overnight delivery service (charges prepaid),
(b) by a recognized  overnight  delivery  service (charges  prepaid),  or (c) by
 -                                                                         -
messenger.  The

                                 Exhibit 4.3(c)
                                 --------------
respective addresses of the parties hereto for the purposes of this Agreement are set forth on the signature pages or Exhibit A attached hereto. Any party may
                                        ---------
change its address (or telecopy number) by notice to each of the other parties in accordance with this section 3. Communications under this Agreement shall be deemed given only when actually received.

4.   Binding Agreement.  This  Agreement shall be binding  on and shall inure to
     -----------------
the benefit of each of the parties hereto and their respective successors and assigns.

5.   Amendments  and  Waivers.  This  Agreement  may  not  be amended,  nor  may
     ------------------------
compliance with the terms hereof be waived, except by a written instrument signed by the Holding Company and the Required Institutional Investors. No course of dealing between any parties hereto and no delay by any party in exercising its rights hereunder shall operate as a waiver of any rights of any party. No waiver shall be deemed to be made by any party of its rights hereunder unless the same shall be in writing signed on behalf of such party, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights or obligations of any other party in any other respect at any other time.

6.   Specific Performance. The parties hereto stipulate that the remedies at law
     --------------------
of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

7.   Governing  Law;  Jurisdiction;  Waiver  of  Jury   Trial.  This  Agreement,
     --------------------------------------------------------
including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the parties hereto, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York and the United States
District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each of the parties hereto further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address referred to in section 3 or as otherwise provided under

                                 Exhibit 4.3(c)
                                 --------------
the laws of the State of New York. Notwithstanding the foregoing, each of the parties hereto agrees that nothing contained in this section 7 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of New York. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.   Miscellaneous. The headings in this Agreement are for purposes of reference
     -------------
only and shall not limit or otherwise affect the meaning hereof. This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

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             -------------------------------------------------------







                                 Exhibit 4.3(c)
                                 --------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


                                         UNIDIGITAL INC.



                                         By: /s/ William E. Dye
                                            ------------------------------------
                                                 Chief Executive Officer (Title)


                                         MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY



                                         By: /s/ Richard C. Morrison
                                            ------------------------------------
                                                 Managing Director       (Title)


                                         C.M. LIFE INSURANCE COMPANY



                                         By: /s/ Richard C. Morrison
                                            ------------------------------------
                                                 Investment Officer      (Title)


                                         MASSMUTUAL CORPORATE
                                          INVESTORS



                                         By: /s/ Richard C. Morrison
                                            ------------------------------------
                                                 Vice President          (Title)

                                         The foregoing is executed on behalf of
                                         MassMutual Corporate Investors,
                                         organized under a Declaration of Trust,
                                         dated September 13, 1985, as amended
                                         from time to time. The obligations of
                                         such Trust are not personally binding
                                         upon, nor shall resort be had to the
                                         property of, any of the Trustees,

                                 Exhibit 4.3(c)
                                 --------------
                                         shareholders, officers, employees or
                                         agents of such Trust, but the Trust's
                                         property only shall be bound.


                                         MASSMUTUAL PARTICIPATION
                                          INVESTORS



                                         By: /s/ Richard C. Morrison
                                            ------------------------------------
                                                 Vice President          (Title)

                                         The foregoing is executed on behalf of
                                         MassMutual Participation Investors,
                                         organized under a Declaration of Trust,
                                         dated April 7, 1988, as amended from
                                         time to time.  The obligations of such
                                         Trust are not personally binding upon,
                                         nor shall resort be had to the property
                                         of, any of the Trustees, shareholders,
                                         officers, employees or agents of such
                                         Trust, but the Trust's property only
                                         shall be bound.


                                         MASSMUTUAL CORPORATE VALUE
                                          PARTNERS LIMITED

                                         By Massachusetts Mutual Life Insurance
                                            Company, as Investment Manager



                                            By: /s/ Richard C. Morrison
                                               ---------------------------------
                                                    Managing Director    (Title)


                                 Exhibit 4.3(c)
                                 --------------

                                                                       Exhibit A
                                                                       ---------


                              Addresses for Notices
                              ---------------------


To any of the MassMutual Investors:     In accordance with the notice provisions
                                        set forth in the Securities Purchase
                                        Agreements

To the Holding Company:                 In accordance with the notice provisions
                                        set forth in the Securities Purchase
                                        Agreements





                                 Exhibit 4.3(c)
                                 --------------